Exhibit 31.2

CERTIFICATION

of the Principal Financial Officer

Pursuant to Rule 13a-14(a)/15d-14(a) (implementing Section 302 of the Sarbanes-Oxley Act)

I, Stephen G. Bassett, certify that:

1.             I have reviewed this quarterly report on Form 10-Q/A of Axcelis Technologies, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.             Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: June 12, 2008	/s/ STEPHEN G. BASSETT

Stephen G. Bassett, Executive Vice President and Chief Financial Officer